Exhibit 16.1

March 1, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 000-53141

Dear Sirs/Madams:

We have read Item 4.01 of Fifth Season International, Inc.’s Form 8-K dated March 1, 2011 and we agree with the statements made concerning our firm.

Yours truly,

/s/ Friedman LLP
Friedman LLP